Exhibit 10.14

EXECUTIVE OFFICER CHANGE IN CONTROL SEVERANCE AGREEMENT (JOSEPH CANOSA) THIS EXECUTIYJ: OFFICER CHANGE IN CONTROL SEVERANCE AGREEMENT is made thisb ay of July, 2017, by and between BENEFICIAL BANK, a Pennsylvania chartered savings bank (the "Bank") and JOSEPH CANOSA (the "Executive") and BENEFICIAL BANCORP, INC., a Maryland corporation and the holding company for the Bank (the "Company"), as guarantor (the "Agreement"). WHEREAS, to continue to encourage Executive's dedication to his assigned duties in the face of potential distractions arising from the prospect of a Change in Control, the Bank wishes to provide certain benefits and payments in the event Executive's employment is terminated involuntarily without Cause or voluntarily for Good Reason within twelve (12) months of a Change in Control. NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows. 1. Termination after a Change in Control. (a) Cash benefit. Notwithstanding any other provisions in this Agreement, if the Executive's employment terminates involuntarily but without Cause (as defined in paragraph (d) of this Section 1) or voluntarily but with Good Reason (as defined in paragraph (e) of this Section 1), in either case within 12 months after a Change in Control, the Bank shall make a lump-sum cash payment equal to three (3) times the sum of Executive's; (i) base salary (at the rate in effect immediately prior to the Change in Control or, if higher, the rate in effect when the Executive te1minates employment) and (ii) the most recent bonus paid by the Company and/or the Bank. Unless a delay in payment is required under Section 1(b) of this Agreement, the payment required under this Section 1(a) shall be made within five (5) business days after the Executive's employment termination. (b) Payment of the cash benefit. If the Executive is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") at the time his employment terminates and the cash severance benefit under Section 1(a) is considered defe1Ted compensation under Section 409A of the Code, and finally if an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) of the Code is not available, payment of the benefit under Section l(a) shall be delayed and shall be made to the Executive in a single lump sum without interest on the first business day of the seventh (ih) month after the month in which the Executive's employment te1minates, subject to Section 16 of this Agreement. (c) Change in Control defined. For purposes of this Agreement, a "Change in US2008 13067656 2

Control" means any of the following events: (i) Merger: The Company or the Bank merges into or consolidates with another corporation, or merges another corporation into the Company or the Bank, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation. (ii) Acquisition of Significant Share Ownership: There is filed, or required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's voting securities, but this clause (ii) shall not apply to beneficial ownership of Company voti ng shares held in a fiducia1y capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities. (iii) Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or (iv) Sale of A ssets: The Company or the Bank sells to a third party all or substantially all of its assets. (d) Cause defined. For ptrrposes of this Agreement involunta1y termination of the Executive's employment shall be considered te1mination with Cause if the Executive sha ll have been terminated for any of the following reasons: (i) (ii) (iii) (iv) (v) Personal dishonesty; Willful misconduct; Breach of fiducia1y duty involving personal profit; Intentional failure to perform stated duties; Willful violation of any law, rule or regulation (other than traffic violations or similar offenses) that reflect adversely on the reputation of the Bank or the Company, any felony conviction, any violation of law 2 US2008 13067656 2 involving moral turpitude or any violation of a flnal cease-and-desist order; or (vi) Material breach by Executive of any provision of this Agreement. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause by the Bank or the Company unless there shall have been delivered to Executive a copy of a resolution duly adopted by the aff11mative vote of a majority of the entire membership of the Board at a meeting of such Board called and held for the purpose (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board with counsel), of finding that, in the good faith opinion of the Board, Executive was guilty of the conduct described above and specifying the particulars thereof. (e) Good Reason defined. For purposes of this Agreement, "Good Reason" shall exist if, without the Executive's express written consent, the Bank materially breaches any of its respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following: Amaterialdiminutionor reductionin theExecutive's responsibilities or authority (including reporting responsibilities) in connection with the Executive's employment with the Bank; (1) (2) A material reduction in Executive's base salary below the amount Executive was entitled to receive prior to the Change in Control; or (3) A relocation of the Executive's principal business office by more than thirty (30) miles from its cunent location. Good Reason shall not exist tmless and until Executive provides the Banlc with written notice of the events alleged to constitute Good Reason within ninety (90) days of Executive's knowledge of the initial occurrence of such events, and the Bank (or its successor) fails to cure such event within thirty (30) days of receipt of such notice, if curable. Executive must terminate employment with the Bank within ninety (90) days following the expiration of such cure period for the termination to be on account of Good Reason. 2. Continuation of Benefits. (a) Benefits. Subject to Section 2(b) of this Agreement, if the Executive's employment terminates involuntarily but without Cause or voluntarily but for Good Reason within twelve (12) months after a Change in Control, the Bank sha ll continue or cause to be continued life and health insurance coverage substantially identical to the coverage maintained for the Executive before termination and in accordance with the same schedule prevailing before employment termination. The insurance coverage shall cease thirty-six (36) months after the Executive's termination. (b) Alternative lump-sum cash payment. If (x) under the terms of the applicable 3 US2008 13067656 2 policy or policies for the insurance benefits specified in Section 2(a) it is not possible to continue the Executive's coverage, or (y) if when employment tetmination occurs the Executive is a specified employee within the meaning of Section 409A of the Code, if any of the continued insurance coverage benefits specified in Section 2(a) would be considered deferred compensation under Section 409A of the Code, and finally if an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) of the Code is not available for that particular insurance benefit, instead of continued insurance coverage under Section 2(a) the Bank shall pay or cause to be paid to the Executive in a single lump sum an amount in cash equal to the present value of the Bank's projected cost to maintain that particular insurance benefit had the Executive's employment not terminated, assuming continued coverage for thirty-six (36) months. The lump-sum payment shall be made within five (5) business days after employment termination or, if the Executive is a specified employee within the meaning of Section 409A of the Code and an exemption from the six-month delay requirement of Section 409A(a)(2)(B)(i) of the Code is not available, on the first business day of the seventh month after the month in which the Executive's employment terminates, subject to Section 16 of this Agreement. 3. Termination for Which No Benefits Are Payable. Despite anything in this Agreement to the contraty, the Executive shall be entitled to no benefits under this Agreement if the Executive's employment terminates with Cause, if the Executive dies while actively employed by the Bank, or if the Executive becomes totally disabled while actively employed by the Bank. For purposes of this Agreement, the term "totally disabled" means that because of injmy or sickness the Executive is unable to perform the Executive's duties. The benefits, if any, payable to the Executive or the Executive's beneficiary or estate relating to the Executive's death or disability shall be determined solely by such benefit plans or arrangements as the Bank may have with the Executive relating to death or disability, not by this Agreement. 4. Term of Agreement. (a) The tetm of this Agreement shall consist of: (i) the period commencing on the Effective Date and ending July made pursuant to this Section 4. , 2019, plus (ii) any and all extensions of the initial term (b) Commencing on July_, 2018 (the "anniversary date") and continuing on each anniversary date thereafter, the disinterested members of the Board of Directors of the Bank may extend the Agreement term, so that the remaining term of the Agreement, following Board action, will be two (2) years, unless Executive elects not to extend the term of this Agreement by giving proper written notice. The Board of Directors of the Bank will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement term and will include the rationale and results of its review in the minutes of the meetings. The Board of Directors of the Bank will notify Executive as soon as possible after each annual review whether it has determined to extend the Agreement. 5. Change in Control Best Payments Determination. Notwithstanding any other provision of this Agreement to the contrary, if payments made or benefits provided pursuant to Sections 1 and 2 or otherwise from the Bank, the Company or 4 US2008 13067656 2 any affiliate of the Bank or the Company are considered "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments or benefits shall be limited to the greatest amount that may be paid to Executive under Section 280G of the Code without causing any loss of deduction to the Company or its affiliates under such section, but only if, by reason of such reduction, the net after tax benefit to Executive shall exceed the net after tax benefit if such reduction were not made. "Net after tax benefit" for purposes of this Agreement shall mean the sum of (i) the total amounts payable to Executive under Sections 1 and 2, plus (ii) all other payments and benefits which the Executive receives or then is entitled to receive from the Bank, the Company or any affiliate of the Bank or the Company that would constitute a "parachute payment" within the meaning of Section 280G of the Code, less (iii) the amount of federal, state and local income and payroll taxes payable with respect to the foregoing calculated at the maximum marginal tax rates for each year in which the foregoing shall be paid to Executive (based upon the rate in effect for such year as set forth in the Code at the time of tetmination of Executive's employment), less (iv) the amount of excise taxes imposed with respect to the payments and benefits described in (i) and (ii) above by Section 4999 of the Code. The determination as to whether and to what extent payments are required to be reduced in accordance with this Section 5 shall be made at the Bank's expense by an accounting firm or law firm experienced in such matters. Any reduction in payments required by this Section 5 shall occur in the following order: (i) any cash severance, (ii) any other cash amount payable to Executive, (iii) any benefit valued as a "parachute payment," (iv) the acceleration of vesting of any equity awa rds that are options, and (v) the acceleration of vesting of any other equity awards. Within any such category of payments and benefits, a reduction shall occur first with respect to amounts that are not "deferred compensation" withi n the meaning of Section 409A of the Code and then with respect to amounts that are. In the event that acceleration of compensation fi-om equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. 6. This Agreement Is Not an Employment Contract. The parties hereto acknowledge and agree that (x) this Agreement is not a management or employment agreement and (y) nothing in this Agreement sha ll give the Executive any rights or impose any obligations to continued employment by the Bank or any subsidiary or successor of the Bank. 7. Withholding of Taxes. The Bank may withhold from any benefits payable under this Agreement all Federal, state, local or other taxes as may be required by law, governmental regulation, or mling. 8. Successors and Assigns. (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor to the Company and the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company and the Bank. 5 US2008 13067656 2

(b) Since the Company and the Bank are contracting for the unique and personal skills of Executive, Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company and the Bank. 9. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or cetiified mail, postage prepaid, addressed to the Company and/or the Bank at their principal business offices and to Executive at his home address as maintained in the records of the Company and the Bank. 10. Captions and Counterparts. The headings and subheadings in this Agreement are included solely for convenience and shall not affect the interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement. 11. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein othetwise specifically provided. 12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 13. Applicable Law.Except to the extent preempted by federal law, the laws of the Commonwealth of Pennsylvania shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or othetwise. 14. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shaU constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs or a1Tangements described in Sections 1 and 2. No agreements or representations, oral or othetwise, expressed or implied concerning the subject matter hereof have been made by either party that a re not set forth expressly in this Agreement. 15. No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or othetwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment. 16. Internal Revenue Code Section 409A. (a) This Agreement will be construed and administered to preserve the exemption from Section 409A of the Code of payments that qualify as a shmi-term deferral. With respect to any amount that is subject to Section 409A of the Code, it is intended, and this Agreement will 6 US2008 13067656 2

I· be so construed, that any such amount payable under this Agreement and the Company's, Bank's or Executive's exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and the treasury regulations relating thereto ("Section 409A") so as not to subject Executive to the payment of interest and additional tax that may be imposed under Section 409A. Solely as necessary to comply with Section 409A, for purposes of this Agreement, "termination of employment" or "employment termination" or similar terms shall have the same meaning as "separation from service" under Section 409A(a)(2)(A)(i) of the Code. For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement (if any) is to be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under this Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs. In no event shall the Employee, directly or indi rectly, designate the calendar year of payment. (b) If Executive is a "specified employee" on Executive's separation from service, any payment that is subject to Section 409A and that is payable to Executive in connection with Executive's separation from service, shall not be paid earlier than six months after such separation from service, and to the extent any such payment is delayed, will be paid, without interest, on the first payroll date after the expiration of such six-month period (if Executive dies after the date of Executive's separation from service but before any payment has been made, such remaining payments that were or could have been delayed will be paid to Executive's estate without regard to such six-month delay). (c) References in this Agreement to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Intemal Revenue Section 409A. 17. Regulatory Limitations. (a) In no event shall the Bank or the Company be obligated to make any payment pursuant to this Agreement that is prohibited by Section 18(k) of the Federal Deposit Insurance Act (codified at 12 U.S.C. § 1828(k)), 12 C.F.R. Part 359, or any other applicable law. (b) In no event shall the Bank or the Company be obligated to make any payment pursuant to this Agreement if: (i) Executive is suspended from office and/or temporarily prohibited from patticipating in the conduct of the Barile's affairs by a notice served under Section 8(e)(3) (12 USC §1818(e)(3)) or 8(g) (12 USC §1818(g)) of the Federal Deposit Insurance Act, as amended; (ii) Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(12 USC §1818(e)) or 8(g) (12 USC §1818(g)) of the Federal Deposit Insurance Act, as amended; 7 US2008 13067656 2

' I the Bank is in default as defined in Section 3(x) (12 USC §1818(x)(l)) of (iii) the Federal Deposit Insura nce Act, as amended; or (iv) the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC §1823(c) of the Federal Deposit Insurance Act, as amended. 18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in Philadelphia, Pennsylvania, in accordance with the mles of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. 19. Source of Payments. All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, unconditionally guarantees payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company. N WITNESS WHEREOF, the parties hayF executed this Executive Officer Change in Control July; /_QO 17 Severa nce Agreement as of as of BENEFICIAL BANK <;== ==========----BENEFICIAL BANCORP, INC. (as guarantor) 8 US2008 13067656 2